Exhibit 10.3
COMPELLANT TECHNOLOGIES, INC.
2002 STOCK OPTION PLAN
Section 1. General Purpose of Plan; Definitions.
     The name of this plan is the Compellent Technologies, Inc. 2002 Stock Option Plan (the “Plan”). The purpose of the Plan is to enable Compellent Technologies, Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other employees, members of the Board of Directors, and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.
     For purposes of the Plan, the following terms shall be defined as set forth below:
     (a) “Agreement” means an agreement by and between the Company and an Optionee under the Plan setting forth the terms and conditions of the Option.
     (b) “Board” means the Board of Directors of the Company as it may be comprised from time to time.
     (c) “Cause” means, except as may otherwise be provided in the terms of the Option Agreement or in a written employment agreement between the Company and the Optionee, a material breach of any written employment agreement between the Company and the Optionee, a material breach of any code of conduct established by the Company, a felony conviction of an Optionee or the failure of an Optionee to contest prosecution for a felony, or an Optionee’s willful misconduct or dishonesty which is injurious to the Company.
     (d) “Change in Control” means, except as may otherwise be provided in the terms of the Option Agreement or in a written employment agreement between the Company and the Optionee, any of the following:
          (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Voting Securities, provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (d)(i):
(A)	any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 1(d)(iii) below;

(B)	any acquisition or beneficial ownership by the Company or a subsidiary;

(C)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

1.

(D)	any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of both the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition;
          (ii) A majority of the members of the Board of the Company shall not be Continuing Directors;
          (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or
          (iv) Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be.
     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     (f) “Committee” means the Committee referred to in Section 2 of the Plan.
     (g) “Company” means Compellent Technologies, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).
     (h) “Consultant” means any natural person providing bona fide services to the Company or a Parent Corporation or a Subsidiary of the Company (other than persons either

2.

providing services in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promoting or maintaining a market for the Company’s Stock), who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.
     (i) “Continuing Directors” means (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board or (C) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships.
     (j) “Disability” means, except as may otherwise be provided in the terms of the Option Agreement or in a written employment agreement between the Company and the Optionee, permanent and total disability as determined by the Committee.
     (k) “Event” means the actual effective date of (a) a transaction described in Section l(d)(iii), without regard to the exception contained therein; or (b) a transaction described in Section 1(d)(iv), without regard to the exception contained therein.
     (l) “Fair Market Value” of Stock on any given date shall be determined by the Committee as follows:
     (i) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market (including the Nasdaq Small Cap Market), the last reported sales price on such national securities exchange or the Nasdaq Stock Market on the day prior to the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Stock was so traded; or
     (ii) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board, the closing bid price for such Stock on the day prior to the date in question, or if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or
     (iii) if neither (i) nor (ii) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.
     (m) “Incentive Option” means any Option intended to be and designated as an “Incentive Option” within the meaning of Section 422 of the Code.
     (n) “Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.
     (o) “Non-Qualified Option” means any Option that is not an Incentive Option.

3.

     (p) “Option” means any Option to purchase Stock granted pursuant to Section 5 below.
     (q) “Outside Director” means a Director who: (i) is not a current employee of the Company or any member of an affiliated group which includes the Company; (ii) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company; (iv) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Section 162(m) of the Code and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. The provisions of Section 162(m) of the Code and regulations promulgated thereunder shall further govern this definition.
     (r) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     (s) “Stock” means the common stock, $0.001 par value per share, of the Company.
     (t) Intentionally omitted.
     (u) “Subsidiary” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     (v) “Voting Securities” means the Company’s then outstanding securities entitled to vote generally in the election of directors.
Section 2. Administration.
     The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least two members of the Board. At such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, and regulations promulgated thereunder, all of the members of the Committee shall be Non-Employee Directors and at such time as the Company is subject to the limits under Section 162(m) of the Code, and regulations promulgated thereunder, all of the members of the Committee shall be Outside Directors, each of whom shall serve at the pleasure of the Board. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, except for Options intended to comply with regulations under Section 162(m) of the Code and regulations promulgated thereunder.
     The Committee shall have the power and authority to grant Options pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

4.

     (a) to select Optionees to whom Options may from time to time be granted hereunder;
     (b) to determine whether and to what extent Incentive Options, Non-Qualified Options, or a combination of the foregoing, are to be granted hereunder;
     (c) to determine the number of shares of Stock to be covered by each such award granted hereunder;
     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Option and/or the Stock relating thereto) provided, however, that upon the occurrence of an Event, the applicable provisions of Section 7 of the Plan shall govern the acceleration of the vesting of any Option; and
     (e) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the plan.
     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer of the Company the authority to exercise the powers specified in clauses (a), (b), (c) and (d) above; provided, however, that from and after the date that the Company is subject to the limits under Section 162(m) of the Code, and regulations promulgated thereunder, such authority shall not be exercised by the chief executive officer with respect to persons who are either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.
     The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, but no such amendment shall impair the rights of any Optionee without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.
     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Optionees.
Section 3. Stock Subject to Plan.
     (a) Shares Reserved for Issuance. The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,857,143. Such shares shall consist of authorized and unissued shares of Stock of the Company.
     If any shares of Stock become available as a result of canceled, unexercised, lapsed or terminated Options under this Plan, such shares shall again be available for distribution in connection with future awards under the Plan. Upon a stock-for-stock exercise of an Option or

5.

upon the withholding of Stock for the payment of the Option price or taxes, only the net number of shares of Stock issued to the Optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.
     (b) Adjustments. The grant of an Option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.
     In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to stockholders) or other event affecting the Stock which would be reasonably likely to result in the diminution or enlargement of any of the benefits intended to be made available under the Plan or an Option, the Committee may, without the consent of any holder of an Option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of shares of Stock subject to and reserved under this Plan, the purchase price of each share subject to an outstanding Option and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of an outstanding Option and the exercise price thereof; provided that the number of shares of Stock subject to any Option shall always be a whole number. Additional shares of Stock that may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the Stock with respect to which the adjustment relates.
Section 4. Eligibility.
     Officers, other employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Options under the Plan. Optionees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.
Section 5. Terms and Conditions of Options.
     Each Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee may deem appropriate. The Options granted under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. No Incentive Option may be issued more than 10 years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders.
     To the extent that any Option or portion of an Option does not qualify as an Incentive Option, it shall constitute a separate Non-Qualified Option. A Non-Qualified Option may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiary, provided that such Option shall not become vested prior to the date the employee first performs such services.

6.

     Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to an Incentive Option shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Option, whether or not such modification or amendment results in disqualification of such Options as an Incentive Option, provided the Optionee consents in writing to the modification or amendment.
     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     (a) Limitation under Section 162(m) of the Code. At such time as the Company is subject to the limits under Section 162(m) of the Code and regulations promulgated thereunder, no person shall receive grants of Options under this Plan that exceed 400,000 shares of Stock during any fiscal year of the Company.
     (b) Annual Limit on Incentive Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by a person during any calendar year shall not exceed $100,000.
     (c) Option Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, except that the exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such Option; and (ii) the exercise price of a Non Qualified Option shall not be less than 50% of the Fair Market Value of the Stock of the Company as of the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such employee, the Option exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date of grant of such Option.
     (d) Option Term. The Committee shall fix the term of each Option, except that no Incentive Option shall be exercisable more than ten years after the date of grant of such Option. In the event that the Committee does not fix the term of an Option, the term shall be ten years from the date the Option is granted, subject to earlier termination as otherwise provided herein. Notwithstanding the foregoing, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such employee, the term of such Option shall be no more than five years from the date of grant of such Option.
     (e) Exercisability. An Option shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated Section 5(b) above. In the event the Committee does not determine the

7.

time at which an Option shall be exercisable, such Option shall be exercisable in equal installments of 25% of the shares of Stock subject to the Option on and after the first anniversary of the date of grant of the Option and an additional 25% of the shares of Stock subject to the Option on and after the second, third and forth anniversaries of the date of grant of the Option, subject to earlier termination as otherwise provided herein.
     (f) Method of Exercise. An Option may be exercised in whole or in part at any time during the Option period by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of Stock or attestation, Stock already owned by the Optionee and valued at Fair Market Value (which, in the case of Stock acquired upon exercise of an Option, the Committee may, in its discretion, require have been owned for more than six months on the date of surrender); provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Option is granted. No Stock shall be issued until full payment therefor has been made. An Optionee shall generally have the rights to dividends and other rights of a shareholder with respect to Stock subject to the Option when the Optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 10(a).
     (g) Tax Withholding. Each Optionee shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the Optionee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, any Parent Corporation, and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. If the terms of an Option so permit, an Optionee may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by:
     (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Optionee, or
     (ii) delivering to the Company from Stock already owned by the Optionee, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Optionee under this Section, and in the event shares of Stock are withheld, the amount withheld shall not exceed the minimum required federal, state and FICA withholding amount.

8.

     Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.
     (h) Transferability of Options.
     (i) No Incentive Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee.
     (ii) The Committee may, in its discretion, authorize all or a portion of any Nonqualified Option to be granted to an Optionee to be on terms which permit transfer by such Optionee to: (A) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that: (1) there may be no consideration for any such transfer, (2) the Option pursuant to which such Stock is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(h)(ii), and (3) subsequent transfers of a transferred Option shall be prohibited except those in accordance with Section 5(g)(ii). Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Optionee” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment and the provisions of Sections 5(h), 5(i) and 5(j) hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in such Sections.
     (i) Termination by Death or Disability. Unless the Option Agreement provides otherwise or the Committee determines, if an Optionee’s employment by the Company or any Subsidiary or Parent Corporation terminates by reason of death or Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the Optionee or the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, but may not be exercised after one year from the date of such Disability or death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of employment by reason of death or Disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter he treated as a Non-Qualified Option.
     (j) Intentionally Omitted.
     (k) Other Termination. Unless the Option Agreement provides otherwise or the Committee determines:
     (i) if an Optionee’s employment by the Company or any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or as provided in Section 5(k)(ii), the Option shall immediately terminate; and

9.

     (ii) if the Company or any Subsidiary or Parent Corporation terminates the Optionee without Cause, the Option may thereafter be exercised to the extent it was exercisable at the time of such termination for three months from the date of such termination or the expiration of the stated period of the Option, whichever period is shorter.
Section 6. Change in Control.
     (a) Acceleration of Vesting. Unless otherwise provided in an Agreement or by Committee action with respect to any outstanding Option, no Option shall become exercisable solely as a result of a Change in Control of the Company, and such Option shall be exercisable only to the extent it was exercisable immediately prior to the Change in Control or otherwise becomes exercisable after a Change in Control in accordance with its terms and conditions.
     (b) Cash Payment. If a Change in Control of the Company shall described in Section 1(d)(i) occurs, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any Option affected thereby, may determine that some or all outstanding Options shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled Options shall receive, with respect to all of the Stock subject to such cancelled Options, as of the date of such cancellation, cash in an amount, for each share subject to an Option, equal to the excess of the per share Fair Market Value of such Stock immediately prior to such Change in Control of the Company over the exercise price per share of such Option.
     (c) Limitation on Change in Control Payments. Notwithstanding anything in subparagraph 6(a) or 6(b) above or paragraph 7 below to the contrary, if, with respect to an Optionee, the acceleration of the exercisability of an Option or the payment of cash in exchange for all or part of an Option as provided in subparagraph 6(a) or 6(b) above or paragraph 7 below (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then, unless otherwise provided in the applicable Option Agreement, such acceleration of exercisability and payments pursuant to subparagraph 6(a) or 6(b) above or paragraph 7 below shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.
Section 7. Dissolution, Liquidation, Merger.
     Upon an Event, the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding Options granted under this Plan by the substitution, in lieu of such Options, of Options to purchase appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a

10.

number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the Option as of such effective date over (B) the exercise price per share of the Stock subject to such Option, times (y) the number of shares of Stock covered by such Option, or (ii) declare, at least twenty days prior to the Event, and provide written notice to each Optionee of the declaration, that each outstanding Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled Option to each holder of an Option that is cancelled, of cash equal to the amount (if any), for each share of Stock covered by the cancelled Option, by which the Event Proceeds per Share exceeds the exercise price per share of Stock covered by such Option. At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 7, each Option that has not previously expired or been cancelled pursuant to paragraph 6(b) of this Plan shall immediately become exercisable in full and each holder of an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise his or her Option as to all or any part of the Stock covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 7, each outstanding Option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 7. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided in this paragraph 7 if such Option shall have expired or been cancelled pursuant to paragraph 6(b) of this Plan. In addition, in the event of the proposed dissolution or liquidation of the Company, the Committee may provide that any Company repurchase Option applicable to the Stock shall lapse as to all such Stock, provided that the proposed dissolution or liquidation takes place at the time and in the manner provided. For purposes of this paragraph 7, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share of Stock by the stockholders of the Company upon the occurrence of the Event.
Section 8. Substitute Options.
     Options may be granted under this Plan from time to time in substitution for stock Options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Option so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of the Company at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock Options in substitution for which they are granted, but with respect to stock Options which are incentive stock Options, no such variation shall be permitted which

11.

affects the status of any such substitute Option as an incentive stock Option without the consent of the Optionee.
Section 9. Amendments and Termination.
     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made: (a) which would impair the rights of an Optionee or Optionee under an Option theretofore granted, without the Optionee’s or Optionee’s consent; or (b) which, without the approval of the shareholders of the Company, would cause the Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, or the rules of the Nasdaq Stock Market or any stock exchange upon which the Stock is then traded, or any other regulatory requirements. Adjustments made by the Committee pursuant to Section 3 (relating to adjustments of Stock) shall not be subject to the limitations of this Section 9.
Section 10. General Provisions.
     (a) Compliance With Laws. No Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each person purchasing Stock pursuant to an Option under the Plan to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof.
     All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The issuance or Stock may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed.
     (b) No Rights to Employment; No Rights as a Shareholder. The adoption of the Plan shall not confer upon any employee or Consultant of the Company, any Parent Corporation, or any Subsidiary any right to continued employment or contract with the Company, any Parent Corporation, or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Parent Corporation, or any Subsidiary to terminate the employment of any of its employees or Consultants at any time.
     (c) Repurchase Right. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase Stock acquired pursuant to the Plan, pursuant to which the Optionee shall be required to offer to the Company upon termination of employment for any reason any Stock that the Optionee acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock whichever is lesser, subject to such other terms and conditions as the Committee may specify at the time of grant.

12.

     The Committee may, at the time of grant of an Option under the Plan, obligate the Company to repurchase Stock acquired pursuant to the Plan at the election of the Optionee. In such event, the Company may satisfy the purchase price in cash or by a combination of cash and promissory note for not more than 75% of the total purchase price payable over a period not to exceed five years, together with reasonable interest in installments no less often than annually.
     (d) Forfeiture for Competition. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, Stock acquired pursuant to the Plan by any Optionee who, at any time within a period of time specified by the Committee not to exceed twelve (12) months after the Optionee’s termination of services with the Company or any Subsidiary or Parent Corporation, directly or indirectly competes with, or is employed by a competitor of, the Company or any Subsidiary or Parent Corporation or solicits employees or customers of the Company or any Subsidiary or Parent Corporation.
     (e) Restrictions on Transfer. As a further condition to the grant of any Option or the issuance of Stock to the Optionee, the Optionee agrees to the following:
     (i) In the event the Company advises the Optionee that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any Option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Stock, the Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Optionee pursuant to the Plan or any of the underlying Stock without the prior written consent of the underwriter(s) or its representative(s)
     (ii) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right: (A) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives the Optionee prior written notice of such acceleration, and (B) to cancel any Option or portion of any Option thereof which the Optionee does not exercise prior to or contemporaneously with such public offering.
     The Company reserves the right to place a legend on any stock certificate issued upon the exercise of an Option pursuant to the Plan to assure compliance with this Section 10.
     (f) Effect of Transfer/Leave of Absence. For purposes of any Option, the following events shall not be deemed a termination of employment:
          (i) a transfer of an employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary; and

13.

          (ii) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and
          (iii) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.
Section 11. Effective Date of Plan.
     The Plan shall be effective on the date it is adopted by the Board. Adoption of the Plan is subject to the condition of approval by the shareholders of the Company within 12 months before or after the adoption of the Plan by the Board. Any Incentive Option granted after adoption of the Plan by the Board will be treated as a Non-Qualified Option if shareholder approval is not obtained within such 12-month period.
Section 12. Governing Law.
     To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof, and construed accordingly.

14.

AMENDMENT TO THE COMPELLENT TECHNOLOGIES, INC.
2002 STOCK OPTION PLAN
Section 5 of the Plan is hereby amended to add the following subsection (1):
     (1) Early Issuance and Repurchase Rights. The Committee shall have the discretion to authorize the issuance of unvested shares of Stock pursuant to the exercise of an Option. In the event of termination of the Optionee’s employment or services, all shares of Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be non-transferable and subject to repurchase at the exercise price paid for such shares of Stock. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Committee and set forth in the agreement evidencing such right. All of the Company’s outstanding repurchase rights under this Section are assignable by the Company at any time and shall remain in full force and effect in the event of a Change in Control; provided that if the vesting of Options is accelerated as permitted under the Plan, the repurchase rights under this Section shall terminate and all shares of Stock subject to such terminated rights shall immediately vest in full. The Committee shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of employment or services, to cancel the Company’s outstanding repurchase rights with respect to one or more shares of Stock purchased or purchasable by the Optionee under an Option and thereby accelerate the vesting of such Shares in whole or in part at any time.
Effective: March 25, 2003

SECOND AMENDMENT TO THE
COMPELLENT TECHNOLOGIES, INC. 2002 STOCK OPTION PLAN
1.	Amendment of Section 1(d). The Plan is hereby amended by deleting Section 1(d)(ii) so that the following language is no longer a part thereof:
     “(ii) A majority of the members of the Board of the Company shall not be continuing directors.”
2.	Remaining Terms. Except as modified hereby, the terms of the Plan shall remain in full force and effect.
Effective April 7, 2005

THIRD AMENDMENT TO THE
COMPELLENT TECHNOLOGIES, INC. 2002 STOCK OPTION PLAN
1.	Increase in Authorized Shares. An amendment to the Plan changing the number in the first sentence of Section 3(a) of the Plan from “3,857,143” to “5,057,143” is hereby approved and adopted.

2.	Remaining Terms. Except as amended hereby, the terms of the Plan shall remain in full force and effect.
Adopted by written action of the Stockholders dated as of May 3, 2006.

FOURTH AMENDMENT TO THE
COMPELLENT TECHNOLOGIES, INC. 2002 STOCK OPTION PLAN
1.	Increase in Authorized Shares. An amendment to the Plan changing the number in the first sentence of Section 3(a) of the Plan from “5,057,143” to “7,857,143” is hereby approved and adopted.

2.	Remaining Terms. Except as amended hereby, the terms of the Plan shall remain in full force and effect.
Adopted, subject to Stockholder approval, by the Board of Directors on March 12, 2007.